SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                                      [X]
Filed by a Party other than the Registrant                                   [ ]


Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                               DYNEX CAPITAL, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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         fee was paid  previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                 [COMPANY LOGO]

                                                                  April 29, 2002


TO OUR STOCKHOLDERS:

         We are writing to inform you of recent events affecting our Annual Meeting of Stockholders to be held on May 14, 2002.

         As you may know, Leeward Capital, L.P. ("Leeward") recently filed with the Securities and Exchange Commission a proxy statement nominating Eric Von der Porten and James M. Bogin (together with Leeward, the "Leeward Parties") for election by our common stockholders to our Board of Directors. In order to avoid a possible disruption of the Company's business and the expenses associated with a proxy contest, we reached an agreement with the Leeward Parties, ending their proxy solicitation for their two directors. Under the agreement, Mr. Von der Porten has been added to the slate of candidates nominated by the Dynex Board for election to a one-year term at our 2002 Annual Meeting of Stockholders to be held on May 14, 2002. In return, Leeward has withdrawn its nominations and the Leeward Parties have agreed to discontinue all solicitation activities. The Leeward Parties have also agreed to certain restrictions on their activities related to Dynex until November 15, 2003, unless your Board fails to nominate Mr. Von der Porten for election at the 2003 annual meeting of stockholders, in which case certain of these restrictions shall expire upon such failure to nominate.

         We are convinced that this negotiated settlement is in the best interests of Dynex and all of its stockholders.

         The Dynex Board has approved the settlement agreement and recommends that you vote FOR all five nominees for election by the common stockholders at the annual meeting.

         We are enclosing the following important documents for your information in connection with the settlement:

        o a supplement to our proxy statement containing additional information about the settlement agreement and the addition of Mr. Von der Porten as a Board nominee at the upcoming annual meeting; and

        o A new proxy card for your use in voting for all five nominees for election to the Board of Directors by the common stockholders.

         If you would like to review the complete text of the settlement agreement, you can find it on file with the Securities and Exchange Commission as part of our Current Report on Form 8-K dated April 29, 2002. You may also request a copy by contacting Kathy Fern, of Dynex, at (804) 217-5897.

         WHETHER OR NOT YOU HAVE PREVIOUSLY RETURNED A PROXY CARD TO US, WE ASK THAT YOU COMPLETE AND RETURN THE NEW PROXY CARD (WHICH IS ENCLOSED AND IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES).


                                    Sincerely,



                                    /s/ Thomas H. Potts
                                    President

IF YOU HAVE ANY QUESTIONS OR NEED  ASSISTANCE  COMPLETING YOUR PROXY CARD PLEASE
CALL:

                            MACKENZIE PARTNERS, INC.
                               105 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                          (212) 929-5500 (CALL COLLECT)
                                       OR
                          CALL TOLL-FREE (800) 322-2855

          -------------------------------------------------------------
                          SUPPLEMENT TO PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002
          -------------------------------------------------------------

GENERAL

         Dynex Capital, Inc., a Virginia corporation (the "Company"), hereby supplements its proxy statement dated April 10, 2002 (the "Dynex Proxy Statement") for its Annual Meeting of Stockholders to be held at The Place at Innsbrook, 4036 Cox Road, Glen Allen, Virginia, Tuesday 2:00 p.m. Eastern Time on May 14, 2002 and any adjournment or postponement of the annual meeting.

         Enclosed with this Supplement is a new proxy card for use by common stockholders in voting their shares of common stock at the annual meeting.

     AS INDICATED BELOW, UNDER A RECENTLY-SIGNED SETTLEMENT AGREEMENT, THE BOARD OF DIRECTORS HAS ADDED MR. ERIC P. VON DER PORTEN AS A BOARD NOMINEE FOR ELECTION BY THE COMMON STOCKHOLDERS AT THE ANNUAL MEETING.

         IF YOU WISH TO VOTE FOR MR. ERIC P. VON DER PORTEN, IT IS IMPORTANT THAT YOU COMPLETE AND RETURN THE ENCLOSED NEW PROXY CARD TO ENSURE THAT YOUR SHARES ARE VOTED AS TO ALL FIVE NOMINEES. IF YOU HAVE ALREADY RETURNED A PROXY CARD WITH RESPECT TO THE OTHER FOUR NOMINEES, YOU NEED NOT TAKE ANY ACTION WITH RESPECT TO THOSE NOMINEES UNLESS YOU WISH TO VOTE FOR MR. VON DER PORTEN.

         Neither the May 14, 2002 date of the annual meeting, nor the April 8, 2002 record date for determining stockholders entitled to vote at the annual meeting, have changed.

         Capitalized terms used but not defined in this Supplement have the meanings given to them in the Dynex Proxy Statement.

     Settlement Agreement; Termination of proxy contest; Addition of Mr. Von der Porten as a Board nominee

         On April 26, 2002, the Company and the Leeward Parties entered into a Settlement Agreement (the "Settlement Agreement") pursuant to which the Leeward Parties ended their solicitation for directors to the Company's Board of Directors. Among other things, the Settlement Agreement provides for Mr. Von der Porten to be added to the Board's slate of nominees for election to the Board at the annual meeting (see "Proposal No. 1 - Election of Directors" below).

         THE COMPANY HAS FILED THE SETTLEMENT AGREEMENT AS AN EXHIBIT TO A CURRENT REPORT ON FORM 8-K DATED APRIL 29, 2002. THE FOLLOWING SUMMARY OF THE SETTLEMENT AGREEMENT IS QUALIFIED BY THE FULL TEXT OF THAT DOCUMENT.

         Under the Settlement Agreement, Mr. Von der Porten has been added to the Board's slate of nominees for election to a one-year term at this year's annual meeting, increasing the total number of Board nominees for election by our common stockholders to five (including the four existing nominees of the Board, who are all current members of the Board). The Board has agreed to recommend the election of all five nominees. The Leeward Parties have withdrawn their nomination of Mr. Eric P. Von der Porten and James M. Bogin for election to our Board of Directors and have agreed to discontinue all efforts (direct and indirect) to solicit votes for their nominees or otherwise to pursue the nomination.

         The Settlement Agreement provides that the Leeward Parties will vote their shares of Dynex common stock in favor of the Board's nominees and against the removal of any director, and not pursue any unsolicited acquisition attempts or engage in any proxy contest, for a specified period (the "Term"). The Leeward Parties have also agreed to certain restrictions on their activities related to Dynex until November 15, 2003, unless your Board fails to nominate Mr. Von der Porten for election at the 2003 annual meting of stockholders, in which case these restrictions shall expire upon such failure to nominate. In addition, during the Term, the Leeward Parties must vote all of their shares of Company common stock on all matters other than the election or removal of directors either (as it chooses in its sole discretion) in accordance with the recommendation of a majority of the Board.

         The Settlement Agreement contains certain other provisions, including restrictions on public announcements, mutual releases of claims in connection with the proxy contest and related covenants not to sue, certain representations and warranties, and the Company's agreement to reimburse certain of the Leeward Parties' actual documented out-of-pocket costs and expenses.

         The Settlement Agreement permits Mr. Von der Porten to exercise his rights, and fulfill his obligations, as a member of the Board while he is serving on it, and to make confidential proposals to the Board, without violating any of the provisions summarized above.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Company refers you to the section of the Dynex Proxy Statement captioned "Proposal No. 1 - Election of Directors" for information about the four current members of the Board who have previously been nominated by the Board for re-election at the annual meeting.

         In view of Mr. Von der Porten's addition as a fifth nominee for election by our common stockholders, and pursuant to the procedure set forth in the Company's Bylaws, the number of directors has been increased to seven. Our common stockholders are entitled to elect five directors to the Board and our preferred stockholders are entitled to elect two directors to the Board. A Board of seven (7) directors will be elected at the annual meeting. The term of office of each person so elected as a director will continue until the next annual meeting or until a successor has been elected.

         Unless otherwise instructed, the proxy holders will vote the new proxy cards received by them for the five common stockholder nominees.

         The candidates receiving a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote will be elected. Each person nominated for election, (including Mr. Von der Porten) has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         The following biographical information of Mr. Von der Porten was provided in the preliminary proxy statement filed by Leeward:

     Mr. Eric P. Von der Porten, age 44. From 1997 to present, Mr. Von der Porten has served as the managing member of Leeward Investments, LLC, the general partner of Leeward Capital, L.P. He is a Director of West Coast Realty Investors, Inc., a real estate trust with a class of securities registered under the Securities Exchange Act of 1934, as amended. Mr. Von der Porten earned an A.B. from the University of Chicago and an M.B.A. from Stanford Graduate School of Business.

     Mr. Von der Porten's address is c/o Leeward Capital, L.P. 1139 San Carlos Ave., Suite 302, San Carlos, CA 94070

         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ENCLOSED NEW PROXY CARD IN THE ACCOMPANYING ENVELOPE (WHICH IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES). STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                    By Order of the Board of Directors



                                    /s/ Thomas H. Potts
                                    President

April 29, 2002